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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                         FORM 8-K/A No.1

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  June 25, 2003


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


        Delaware                   1-8400                75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas             76155
 (Address of principal executive offices)               (Zip Code)


                        (817) 963-1234
               (Registrant's telephone number)







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Item 5.   Other Events

On June 25, 2003, AMR Corporation ("AMR") filed a current report on Form 8-K disclosing, among other items, the forecasted second quarter 2003 cost per ASM for AMR and its wholly-owned subsidiary, American Airlines, Inc. ("American"). This amendment to the June 25 filing discloses additional information regarding the impact (a) of the reimbursement of security fees by the U.S. government and (b) for American, certain costs associated with its regional affiliates. There are no changes to the other information provided in the initial filing.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  July 3, 2003

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AMR EAGLE EYE

                                        June 25, 2003

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this report, and in documents incorporated herein by reference, the words "expects", "forecasts", "anticipates" and similar expressions are intended to identify forward-looking statements. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This discussion includes forecasts of costs per ASM, revenue performance and cash flows, each of which is a forward-looking statement. Forward looking statements are subject to a number of factors that could cause actual results to differ materially from our forecasts, including the uncertain financial and business environment for the Company. These uncertainties include, but are not limited to, the struggling economy, high fuel prices, conflicts in the Middle East, the SARS outbreak and historically low fare levels. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission Filings, including but not limited to the Company's Form 10-K for the year ended December 31, 2002.


2Q03 Update

This Eagle Eye update includes 2Q03 unit cost information, the number of weighted-average common shares outstanding for the quarter and information regarding AMR's cash position.

Please call if you have questions.


                                    Kathy Bonanno
                                    Director Investor Relations


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AMR EAGLE EYE

Forecast 2Q03 Unit Costs

   AMR Estimated Consolidated Cost per ASM (in cents)(1)
                                               Forecast
                                                 2Q03
         AMR Adjusted Cost per ASM (2)           10.6
         Govt grant per ASM                      (0.8)
                                                 _____
         AMR Cost per ASM                         9.8

         AMR Adjusted Cost per ASM Yr/Yr B/(W)    4.7%



  American Estimated Mainline Operations Cost per ASM (in cents)(1)
                                               Forecast
                                                 2Q03
         AA Adjusted Cost per ASM (2) (3)        10.2
         Govt grant per ASM                      (0.8)
         Regional Affiliates cost per ASM (4)     1.1
                                                 _____
         AA Cost per ASM                         10.5

         AA Adjusted Cost per ASM Yr/Yr B/(W)     4.9%



(1) The numbers presented below exclude one-time adjustments arising from recent concessionary agreements and certain other special charges that the company is expected to record in the second quarter, but is unable to quantify at this time. In total, these charges are expected to result in some increase to the company's GAAP measured
    CASM for the second quarter.
(2) Excludes the receipt of government reimbursement of security fees of $358 million for AMR (including $315 million for American). We believe that excluding the reimbursement of security fees provides a CASM that is more representative of ongoing costs and therefore more comparable to our historical CASM.
(3) Excludes costs of $414 million related to fixed fee per block hour agreements with Regional Affiliates (American Eagle, Inc., Executive Airlines, Inc., Trans States Airlines, Inc. and Chautauqua Airlines, Inc.). Calculated using AA mainline jet operations ASMs. Therefore both the numerator and the denominator exclude Regional Affiliates.
    We believe that excluding costs related to Regional Affiliates provides a CASM that is more representative of ongoing costs and therefore more comparable to American's historical CASM.
(4) Includes Regional Affiliates costs of $414 million divided by AA mainline ASMs

Recent AMR Events

 - In connection with non-labor concessionary agreements, the company issued common stock. As a result, our weighted average shares outstanding for 2Q03 will be approximately 158M.
- Our current liquidity has been bolstered by our reduced costs, in combination with recently improved unit revenues (as measured by revenue per available seat mile). April 2003 unit revenues (which were impacted by the war in Iraq and concerns over SARS) were slightly lower than a year ago, and May 2003 unit revenues were up
    4% from their year-ago level. We are also experiencing improved unit revenue trends for June relative to last year. While improving in recent months, our revenues are still depressed relative to historical levels. Our reduced costs and improved unit revenues enabled us to generate positive cash flows from operations in May
    2003 (excluding the benefit of the $358 million in security cost reimbursements we received under the Emergency Wartime Supplemental Appropriations Act in May). If the improved unit revenue environment continues, we would expect to show similar positive operating cash flow results in June 2003.